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                                                                    EXHIBIT 10.3

AGREEMENT

                                                    VERIDIEN CORPORATION

                                                             &

                                                 HORIZON PHARMACEUTICAL INC.



A.       SUBLEASE - 11800 28TH STREET NORTH, ST. PETERSBURG, FLORIDA

         Term: 2 years commencing August 1, 1998 (or such earlier date as agreed)

         Space:            - 5 offices on the upper level (furnished)
                           - shared use of the upper level boardroom
                           - shared manufacturing/warehouse space
                             [specifics of the integration of Horizon's manufacturing into the warehouse space to be determined]
                           - shared staff kitchen & washroom facilities

         Base Rent:        Initially $ 7,500.00 per month plus
                                    2% of Horizon's Sales of $4,000,000; where
                                    Sales are defined as sale of product at 100% plus service fees for contract fill services at 10% actual fees and where for low margin business (ie. business with less than 10% margin - "Margin") the incremental calculation shall be the lessor of 2% of 20% of Horizon's Margin.
                           In addition to Base Rent, Horizon will pay 50% of all utilities for the property. Utilities charged to Horizon will be adjusted to account for Horizon's use of the property, causing the utility charges for the property to increase over current levels. Base Rent and percentage of utilities will be adjusted for additional space as requested/required by Horizon.
                           Maximum Base Rent plus utilities paid by Horizon shall not exceed the total Veridien pays in rent (& other payments to the landlord), direct expenses and utilities for the property.

         Other:            - right to signage on the building (comparable to
                             Veridien's current signage) / subject to city approval
                           - any leasehold improvements are for Horizon's
                             account (including relocating Veridien's existing sample room if Horizon wishes to use this area)
                           - Horizon will provide office cleaning services for
                             the whole building


B.       RELATED SERVICES

         i) Lab Services - rates to be negotiated for Horizon's business (excluding Veridien Contract fill related lab services which shall be for Veridien's own account)
         ii) Reception Services - 50% sharing costs of receptionist services (costs to modify/upgrade phone system are for Horizon's account)


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                                       -2-
         (cont)
         iii) Accounting/Administrative services - to be discussed if Horizon is interest in same


C.       CONTRACT FILL

         Horizon will provide contract fill services for Veridien for the price of:

                  First $ 1,000,000           =     Cost of Goods Sold* plus 10%

                  above first $ 1,000,000     =     Cost of Goods Sold* plus 10%

         * where Cost of Goods Sold is defined as raw materials and direct labor / at Veridien's request COGS shall be set from time to time between the parties / Horizon will use their best efforts to obtain the best possible prices for raw materials / any of Veridien's inventory used by Horizon to build Veridien's products will be purchased from Veridien at cost.

         In the event Veridien does not provide Horizon with the ability to produce the majority of its contact fill business, then Veridien commits to provide either '[a]' or '[b]' below, or a pro-rated combination thereof.

                  [a]      a minimum of $ 1.5 million in contract fill business
                  for its products (or other products) over the 2 years of this agreement
                  [b]      Veridien will direct business netting Horizon a
                  minimum of $ 150,000 in revenue to Horizon

         Veridien will be treated as Horizon's primary client (specifically in regards to their responsiveness to Veridien's orders), if Horizon is Veridien's primary contract filler.

         Terms will be net 30 days.

         Horizon will maintain reasonable levels of inventory of Veridien product. Such levels will be agreed between the parties from time to time. Veridien guarantees to purchase from Horizon any inventory of Veridien products that they have built at Veridien's request.

         Horizon will utilize GMP in the production of Veridien's products and conform to EPA and FDA manufacturing standards (as applicable). Horizon will use Veridien's existing manufacturing equipment and will maintain same in a good working state of repair. Horizon and Veridien will negotiate rent for Veridien's equipment should Horizon determine any additional usage for same (ie. other contract fill business).

         Veridien will provide its own lab services for Quality Control of products produced for Veridien.


D.       OTHER POSSIBLE JOINT VENTURES

         i)       other contract fill joint ventures
         ii) sale of Veridien's product line through Horizon's existing customer base
         iii) jointly purchasing the building (11800 28th Street North, St. Petersburg)
         iv) sale of Horizon's product line through Veridien's existing customer base


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         (cont)
         v) Veridien and Horizon will work together to attempt to utilize the barter credits that Veridien has on account to reduce the costs of raw materials.

The Parties agree that they shall execute all necessary documents and take all necessary actions required to carry out and effectuate the terms of this Agreement.


                                          AGREED AND ACCEPTED.

                                          VERIDIEN CORPORATION
----------------------------              Per:
Witness


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(Please Print Name)

                                          Date:
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Witness


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                                          AGREED AND ACCEPTED.

                                          HORIZON PHARMACEUTICAL INC.
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Witness                                   Per:


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(Please Print Name)

                                          Date:
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Witness


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(Please Print Name)